                                                                  Exhibit 10.34

                             STOCK OPTION AGREEMENT


                  This Stock Option Agreement (this "Agreement"), dated as of July 7, 1999 (the "Grant Date"), is made by and between ST. JOHN KNITS INTERNATIONAL, INCORPORATED (the "Company"), a Delaware corporation, and the employee of the Company or its subsidiary whose name appears on the signature page hereof, hereinafter referred to as the "Optionee".

                  WHEREAS, the Company wishes, pursuant to the St. John Knits International, Incorporated 1999 Stock Option Plan (the "Plan") (a copy of which is attached hereto and the terms of which are hereby incorporated by reference), to grant to Optionee an Option to purchase the number of shares of Common Stock set forth on Schedule 1 in accordance with the terms of this Agreement; and

                  WHEREAS, the Board of Directors of the Company has determined that it would be to the advantage and best interest of the Company and its stockholders to sell the shares and grant the Option provided for herein.

                  NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

                  Whenever capitalized terms are used in this Agreement as defined terms, they shall have the meaning set forth in the Plan or the meaning specified below unless the context clearly indicates to the contrary.

                  SECTION 1.1 - CAUSE. "Cause" used in connection with the Termination of Employment of the Optionee shall mean either (a) the definition of "Cause" as set forth in any employment agreement executed between the Optionee and the Company or any of its affiliates or, if no such agreement or definition therein exists, (b) a Termination of Employment of the Optionee by the Company or any affiliate thereof due to (i) willful malfeasance or willful misconduct by Optionee in connection with his employment, (ii) continuing refusal by Optionee to perform his duties, after notice of any such refusal to perform such duties or direction was given to Optionee, (iii) any breach by the Optionee of a confidentiality or noncompete covenant made in favor of the Company or an affiliate or any material breach by the Optionee of an employment agreement between the Company or an affiliate and the Optionee or (iv) the commission by Optionee of (a) any felony or (b) a misdemeanor involving moral turpitude.

                  SECTION 1.2 - CHANGE OF CONTROL. "Change of Control" shall mean (i) prior to an initial Public Offering of Common Stock, the date Vestar:

         (A) ceases to be the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, which shall in any event include having the power to vote (or cause to be voted at Vestar's direction) pursuant to contract, irrevocable proxy or otherwise)), directly or indirectly, of a majority in the aggregate of the total voting power of the Company, whether as a result of the issuance of securities of the Company, any merger, consolidation, liquidation or dissolution of the Company, any direct or indirect transfer of securities by the Company or otherwise, and

         (B) does not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board;

                  (ii) coincident with or subsequent to an initial Public Offering of Common Stock, the date that:

          (A) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than Vestar, is or becomes the beneficial owner (as defined in clause (i)(A) above, except that such person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the total voting power of the Company; and

         (B) Vestar "beneficially owns" (as defined in clause (i)(A) above), directly or indirectly, in the aggregate a lesser percentage of the total voting power of the Company than such other person and does not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board; or

                  (iii) the date, following the expiration of any period of two consecutive years, that individuals, who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors, or whose nomination for election by the shareholders of the Company, was approved by a vote of 66-2/3% of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office.

                  For purposes of clauses (i) and (ii), Vestar shall be deemed to beneficially own voting power of a corporation held by any other corporation (the "parent corporation") so long as Vestar beneficially owns (as so defined), directly or indirectly, in the aggregate, a majority of the voting power of the parent corporation. For purposes hereof, Vestar shall be deemed to have voting power over each share of Common Stock owned by any Employee.

                  SECTION 1.3 - CLOSING DATE. "Closing Date" shall mean July 7, 1999.

                  SECTION 1.4 - COMMON STOCK EQUIVALENTS. "Common Stock Equivalents" shall mean any stock, warrants, rights, calls, options or other securities exchangeable or exercisable for or convertible into Common Stock.

                  SECTION 1.5 - DISABILITY. "Disability" of the Optionee shall mean the inability of the Optionee to perform the essential functions of his job, with or without reasonable accommodation, by reason of a physical or mental infirmity, (i) for a continuous period of six (6) months or (ii) at such earlier time as the Company receives satisfactory medical evidence that the Optionee has a physical or mental disability or infirmity which is reasonably likely to prevent him from returning to the performance of his work duties for six (6) months or longer. The date of such Disability shall be on the last day of such six-month period or the fifteenth day following the day on which the Company receives such satisfactory medical evidence, as the case may be.

                  SECTION 1.6 - EBITDA - "EBITDA" shall have the same meaning as "Consolidated EBITDA", as such term is defined in the Credit Agreement dated as of July 7, 1999, among the Company, the Lenders party thereto, and The Chase Manhattan Bank, as Administrative Agent, as such Agreement shall from time to time be amended.

                  SECTION 1.7 - LLC AGREEMENT. "LLC Agreement" shall mean the Amended and Restated Limited Liability Company Agreement of Vestar/Gray Investors LLC by and among Vestar Capital Partners III, L.P., Robert Gray, Marie Gray, Kelly A. Gray, Kelly Ann Gray Trust, Gray Family Trust and St. John Knits International, Incorporated, dated as of July 7, 1999, as such Agreement shall from time to time be amended.

                  SECTION 1.8 - OPTION. "Option" shall mean the Option described in Section 3.1 hereof.

                  SECTION 1.9 - OPTION SHARES. "Option Shares" shall mean the shares of Common Stock subject to an unexercised Option.

                  SECTION 1.10 - OPTION STOCK. "Option Stock" shall mean the shares of Common Stock received upon the exercise of the Option.

                  SECTION 1.11 - OPTION TERMINATION EVENT. "Option Termination Event" shall mean either (i) a Public Offering wherein the price of the shares of Common Stock in the Public Offering would, if Vestar sold shares of Vestar Stock in the Public Offering, result in Vestar failing to achieve the Vestar Return on any such sale or (ii) a Change of Control wherein the consideration for the shares of Vestar Stock sold or otherwise disposed of in the Change of Control results in Vestar failing to achieve the Vestar Return upon such sale or other disposition.

                  SECTION 1.12 - PUBLIC OFFERING. "Public Offering" shall mean the sale of Securities to the public after the Closing Date (i) pursuant to an effective registration statement filed under the Securities

Act (excluding any registration of Securities on a Form S-4 or Form S-8) and
(ii) which results in an active trading market in such Securities (it being understood that such an active trading market shall be deemed to exist if, among other things, such Securities are listed on a national securities exchange or on NASDAQ).

                  SECTION 1.13 - SECURITIES. "Securities" shall mean shares of Common Stock or Common Stock Equivalents or other voting securities of the Company, whether owned on the date hereof or hereafter acquired.

                  SECTION 1.14 - SECURITIES ACT. "Securities Act" shall mean the Securities Act of 1933, as amended, and all rules and regulations promulgated thereunder, as the same may be amended from time to time.

                  SECTION 1.15 - SECURITYHOLDER AGREEMENTS. "Securityholder Agreements" shall mean any securityholder agreements to which any holder of Common Stock, Common Stock Equivalents, or Securities is a party, including, but not limited to, all voting agreements, stock transfer rights agreements and registration rights agreements, which shall include the LLC Agreement.

                  SECTION 1.16 - VESTAR. "Vestar" shall mean Vestar Capital Partners III, L.P., any investor therein or any affiliate thereof.

                  SECTION 1.17 - VESTAR CHANGE OF CONTROL. "Vestar Change of Control" shall mean a Change of Control wherein the consideration for the shares of Vestar Stock sold or otherwise disposed of in the Change of Control results in Vestar achieving at least the Vestar Return upon such sale or other disposition.

                  SECTION 1.18 - VESTAR EQUITY VALUE. "Vestar Equity Value" shall mean the sum of:
                  (i) all amounts actually received by Vestar from time to time (or, in the event of a Vestar IPO, all amounts which would be received if Vestar sold shares of Vestar Stock in the Vestar IPO) on a cumulative basis through the date of determination of (A) cash (x) through any cash dividend or other distribution on account of the Vestar Stock or (y) in connection with either (1) a disposition (including by way of redemption, repurchase or repayment) of all or part of the Vestar Stock or of Securities or other non-cash property previously received by way of a dividend or other distribution on account of the Vestar Stock, but only to the extent Vestar Stock or other securities or non-cash property is so disposed, (2) a disposition of any or all of the assets of the Company or any of its subsidiaries, or (3) a recapitalization of the Company or its subsidiaries, or (B) securities or other non-cash property (valued at their fair market value) in connection with either (x) a disposition of all or part of the Vestar Stock to a third party, but only to the extent Vestar Stock is so disposed, or (y) a disposition of any or all of the assets of the Company or any of its subsidiaries (it being understood that for purposes of this clause (i), the terms "disposition," "dispose," and "disposed" shall not include the creation of a pledge, lien or other similar encumbrance); PLUS

                  (ii) an amount with respect to all shares of preferred stock of the Company held by Vestar as of the determination date (including preferred stock issued in payment of dividends and all accrued and unpaid dividends thereon to the date of determination) equal to the aggregate liquidation preference in respect thereof, determined as of such date in accordance with the terms of such preferred stock (whether or not funds would be legally available for the payment of such liquidation preference).

                  SECTION 1.19 - VESTAR IPO. "Vestar IPO" shall mean a Public Offering wherein the price of the shares of Common Stock sold in the Public Offering would, if Vestar sold shares of Vestar Stock in the Public Offering, result in Vestar achieving at least the Vestar Return on any such sale.

                  SECTION 1.20 - VESTAR RETURN. "Vestar Return" shall mean the "internal rate of return" for Vestar, which shall be deemed to have occurred on the earliest date when the Vestar Equity Value with respect to Vestar Stock is equal to or greater than, as of the date of determination, the amount determined by increasing the amount of Vestar's initial investment in the Company (the "INITIAL INVESTMENT") plus the amount of additional cash invested by Vestar in Vestar Stock after the Closing Date at a compounded annual rate of 20% commencing on the Closing Date (with respect to the Initial Investment made by Vestar in Vestar Stock on the Closing Date) and the date of any subsequent cash investment by Vestar (with respect to Vestar Stock acquired by Vestar after the Closing Date) through and including such date of determination.

                  SECTION 1.21 - VESTAR STOCK. "Vestar Stock" shall mean issued and outstanding shares of capital stock of any class or series of the Company, so long as such shares were originally acquired by Vestar from the Company.


                                   ARTICLE II

                                 GRANT OF OPTION

                  SECTION 2.1 - GRANT OF OPTION. For good and valuable consideration, receipt of which is hereby acknowledged, on and as of the date hereof, the Company irrevocably grants to the Optionee the Options to purchase any part or all of an aggregate of the number of shares set forth on Schedule 1 hereof of its Common Stock upon the terms and conditions set forth in this Agreement.

                  SECTION 2.2 - OPTION PRICE. The initial Option Price per share of Common Stock subject to Options on the Grant Date and for the term of the Options is set forth on Schedule 1.

                  SECTION 2.3 - ADJUSTMENTS TO OPTIONS. Subject to Section 4.5 of the Plan, in the event that the outstanding shares of the Common Stock subject to the Options are changed into or exchanged for a different number or kind of shares of capital stock or other securities of the Company, or of another corporation, by reason of a reorganization, merger, consolidation, recapitalization, reclassification, stock split, stock dividend, combination of shares or otherwise, the Committee shall make an appropriate adjustment in the number and kind of shares as to which the Options, or portions thereof then exercised, shall be exercisable. Such adjustment in the Options shall be made without change in the total price applicable to the unexercised portion of the Options (except for any change in the aggregate price resulting from rounding-off of shares, quantities or prices) and with any necessary corresponding adjustment in the Option Price. Any such adjustment made by the Committee shall be final and binding upon the Optionee, the Company and all other interested persons.


                                   ARTICLE III

                            EXERCISABILITY OF OPTION

                  SECTION 3.1 - EXERCISABILITY.

         (a) VESTING AND EXERCISABILITY. The Option shall become vested with respect to one-third of the Option Shares on each of the first three anniversaries of the Grant Date; PROVIDED, HOWEVER, that the Option shall only become exercisable if and to the extent that the Option is vested and either of the following occurs:

         (i) the Company achieves certain EBITDA Targets for certain fiscal years of the Company (each, a "FISCAL YEAR"), as set forth below:

                        Fiscal Year 1999 - $70.4 million
                        Fiscal Year 2000 - $76.2 million
                        Fiscal Year 2001 - $82.4 million

or, (ii) in the event that all such EBITDA Targets have not been achieved and the Optionee continues to be employed with the Company through the end of Fiscal Year 2001, upon the occurrence of a Vestar IPO or a Vestar Change of Control.

         (b) DEATH AND DISABILITY. In the event that the Optionee dies or becomes disabled prior to the end of Fiscal Year 2001, the Optionee's Option will remain outstanding and be treated in the same manner as the Option would have been treated if the Optionee had continued to be employed with the Company though the end of the Fiscal Year 2001.

         (c) OTHER TERMINATIONS OF EMPLOYMENT. In the event that the Optionee's employment terminates for any reason (other than for Cause, death or Disability) prior to Fiscal Year 2001, upon the occurrence of either of the events set forth in (a)(i) and (ii), above, the Option will only be exercisable in respect of the portion of the Option in which the Optionee had vested prior to such terminations of employment.

                  SECTION 3.2 - EXPIRATION OF OPTION. The Option shall expire and may not be exercised to any extent by anyone on the earliest to occur of the following events:

         (a)  the tenth anniversary of the Grant Date;

         (b) in the event of either a Public Offering or a Change of Control, with respect to any exercisable portion of the Option (or with respect to any portion of an Option that becomes exercisable upon a Vestar IPO or a Vestar Change of Control), thirty (30) days after the occurrence of either of such events;

         (c)   immediately after a Termination of Employment for Cause;

         (d) with respect to the then exercisable portion of the Option only, three months after a Termination of Employment by the Company other than for Cause, death or Disability;

         (e) with respect to the unvested portion of the Option only, any Termination of Employment other than for death or Disability;

         (f) immediately after an Option Termination Event (unless the Option has become exercisable pursuant to Section 3.1(a)(i)); or

         (g) if the Committee so determines pursuant to Section 4.6 of the Plan, upon the occurrence of any event described in that Section.


                                   ARTICLE IV

                               EXERCISE OF OPTION

                  SECTION 4.1 - PERSONS ELIGIBLE TO EXERCISE. During the lifetime of the Optionee, only the Optionee may exercise the Option or any portion thereof. After the death of the Optionee, any portion of the Option may, prior to the time when the Option becomes unexercisable under Section 3.2, be exercised by the Optionee's personal representative or by any person empowered to do so under the Optionee's will or under the then applicable laws of descent and distribution.

                  SECTION 4.2 - PARTIAL EXERCISE. Any exercisable portion of the Option or the entire Option, if then wholly exercisable, may be exercised in whole or in part at any time prior to the time when the Option or portion thereof becomes unexercisable under Section 3.2; PROVIDED, HOWEVER, that any partial exercise shall be for whole shares only.

                  SECTION 4.3 - MANNER OF EXERCISE. The Option, or any exercisable portion thereof, may be exercised solely by delivery to the Secretary or his office all of the following prior to the time when the Option or such portion becomes unexercisable under Section 4.2:

         (a) Notice in writing signed by the Optionee or the other person then entitled to exercise the Option or portion thereof, stating that the Option or portion thereof is thereby exercised, such notice complying with all applicable rules established by the Committee; and

         (b) Full payment (in cash, by certified check or by a combination thereof) for the shares with respect to which such Option or portion thereof is exercised; and

         (c) Full payment to the Company of all amounts which, under federal, state or local law, it is required to withhold upon exercise of the Option; and

         (d) Execution of all necessary Securityholder Agreements, which Agreements shall include a Stockholder's Agreement containing terms regarding transfer restrictions, put rights, piggyback registration rights, and other rights relating to the Option and Option Stock, by the Optionee; and

         (e) If the Option or portion thereof shall be exercised pursuant to
Section 4.1 by any person or persons other than the Optionee, appropriate proof of the right of such person or persons to exercise the Option.

                  SECTION 4.4 - RIGHTS AND OBLIGATIONS UPON EXERCISE. Upon exercise of the Option, the rights and obligations set forth in the Securityholder Agreements shall be applicable to all shares of Option Stock (including, but not limited to, the legend requirements and transfer restrictions set forth therein).

                  SECTION 4.5 - RIGHTS AS STOCKHOLDER. The holder of the Option shall not be, nor have any of the rights or privileges of, a stockholder of the Company in respect of any shares purchasable upon the exercise of the Option or any portion thereof unless and until certificates representing such shares shall have been issued by the Company to such holder and the Company agrees to issue any such certificates on a timely basis.

                                    ARTICLE V

                                  MISCELLANEOUS

                  SECTION 5.1 - OPTIONS NOT TRANSFERABLE. Neither the Options nor any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of the Optionee or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect; provided, however, that this Section 5.1 shall not prevent transfers by will or by the applicable laws of descent and distribution.

                  SECTION 5.2 - NOTICES. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of its Secretary, and any notice to be given to the Optionee shall be addressed to him at the address given beneath his signature hereto. By a notice given pursuant to this Section 5.2, either party may hereafter designate a different address for notices to be given to him. Any notice which is required to be given to the Optionee shall, if the Optionee is then deceased, be given to the Optionee's personal representative if such representative has previously informed the Company of his status and address by written notice under this
Section 5.2. Any notice shall have been deemed duly given when enclosed in a properly sealed envelope or wrapper addressed as aforesaid, deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.

                  SECTION 5.3 - TITLES. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

                  SECTION 5.4 - AMENDMENT. This Agreement may be amended only by a writing executed by the parties hereto which specifically states that it is amending this Agreement.

                  SECTION 5.5 - NO RIGHT TO EMPLOYMENT. Nothing in this Agreement or in the Plan shall confer upon the Employee any right to continue in the employ or service of the Company or shall interfere with or restrict in any way the rights of the Company, which are hereby expressly reserved, to discharge the Employee at any time for any reason whatsoever.

                  SECTION 5.6 - GOVERNING LAW. This Agreement shall be construed under and governed by the laws of the State of Delaware applicable to contracts made and to be performed therein. Any action to enforce, which arises out of or in any way relates to, any of the provisions of this Agreement may be brought and prosecuted in such court or courts located within the State of Delaware as provided by law; and the parties consent to the jurisdiction of such court or courts located within the State of Delaware and to service of process by registered mail, return receipt requested, or by any other manner provided by Delaware law.

                  IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto.


                                                 ST. JOHN KNITS INTERNATIONAL,
                                                 INCORPORATED:

                                                 By:____________________________
                                                 Name:
                                                 Title:


OPTIONEE:

_________________________
Bob Gray

Address:


Optionee's Taxpayer
Identification Number:


_________________________

                                   SCHEDULE 1

                                    BOB GRAY




NUMBER OF SHARES SUBJECT TO OPTION:                      109,104


OPTION PRICE PER SHARE:                                  $30.00


GRANT DATE:                                              7/7/99
